SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

  [X]

Preliminary Proxy Statement

  [  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [  ]

Definitive Proxy Statement

  [  ]

Definitive Additional Materials

  [  ]

Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

GOLD BOND RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [  ]

$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

  [  ]

$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [X]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)

Title of each class of securities to which transaction applies: None

2)

Aggregate number of securities to which transaction applies: None

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11  (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -$0- no fee is payable pursuant to Rule 0-11(c) (ii)

4)

Proposed maximum aggregate value of transaction: n/a

5)

Total fee paid: $-0-

  [  ]

Fee paid previously with preliminary materials.

  [  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)

Amount Previously Paid: n/a

2)

Form, Schedule or Registration Statement No.: n/a

3)

Filing Party: n/a

4)  Date Filed: n/a

GOLD BOND RESOURCES, INC.

Notice of 2003 Annual Meeting of Shareholders

To be Held on August 11, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Gold Bond Resources, Inc. (the "Company"), will be held at 2:00 p.m. (CDST), on August 11, 2003, at 10701 Corporate Drive, Suite 150, Stafford, Texas 77477, to consider and act upon the following matters:

1.

To consider and vote upon the merger of the Company with and into its wholly-owned Delaware subsidiary;

2.

To consider and vote upon a reverse stock split of the Company’s common stock whereby each ten outstanding shares of common stock will be consolidated into one share of common stock;

3.

To elect three (3) members to the Board of Directors to serve for a one year term or until their respective successors are elected and qualified;

4.

To approve the Company’s Stock Option Plan; and

5.

To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on June 30, 2003 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. Only Shareholders of record on the books of the Company at the close of business on June 30, 2003 shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend.  You are therefore urged to complete, date and sign the accompanying Proxy and mail it in the enclosed postage-paid envelope as promptly as possible. Your Proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

Thank you for your cooperation.

Sincerely,

Dwaine Reese, Chairman

July XX, 2003

GOLD BOND RESOURCES, INC.

10701 Corporate Drive, Suite 150

Stafford, Texas 77477

_________________________

PROXY STATEMENT

Relating to

Annual Meeting of Shareholders

to be held on August 11, 2003

_________________________

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of Gold Bond Resources, Inc. (the "Company") to holders of shares of the Company's $0.001 par value Common Stock (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on August 11, 2003, and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about July 21, 2003.

Management is the record and beneficial owner of 30,970,000 shares (approximately 32%) of the Company’s outstanding Common Stock.  It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders.

PURPOSES OF ANNUAL MEETING

Merger with Subsidiary

At the Annual Meeting, Shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and vote upon the merger of the Company with and into its wholly-owned Delaware subsidiary. If approved, the domicile of the Company will be changed from the State of Washington to the State of Delaware and the Company’s name will be changed to EnerTeck Corporation (see "Merger with Subsidiary").

Reverse Stock Split

At the Annual Meeting, Shareholders will be asked to consider and vote upon a 10:1 reverse stock split whereby each Shareholder of the Company will receive one share of the Company’s Common Stock in exchange for each ten shares of the Company’s Common Stock.  If the reverse stock split is approved, it will be accomplished in conjunction with the Company’s merger into its wholly-owned subsidiary.

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of three members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (see "Election of Directors").

Approval of Stock Option Plan

At the Annual Meeting, Shareholders will be asked to consider and vote upon the approval of the Company’s Stock Option Plan.

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

As your vote is important, it is requested that you complete and sign the enclosed Proxy and mail it promptly in the return envelope provided.  Shares cannot be voted at the meeting unless the owner is present to vote or is represented by Proxy.

VOTING AT ANNUAL MEETING

1.

Record Date.  The Board of Directors of the Company has fixed the close of business on June 30, 2003, as the record date for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on that date, the Company had 97,919,999 issued and outstanding shares of Common Stock. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting.  Proxies which are submitted but are not voted for or against (because of abstention, broker nonvotes or otherwise) will be treated as present for all matters considered at the meeting.

2.

Solicitation of Proxies.  The accompanying Proxy is solicited on behalf of the Board of Directors of the Company, and the cost of solicitation will be borne by the Company.  Following the original mailing of the Proxies and soliciting materials, directors, officers and employees of the Company may, but do not presently intend, to solicit Proxies by mail, telephone, telegraph, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the Proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of Proxies.  In such cases, the Company will reimburse such holders for their reasonable expenses.  The Company does not intend to utilize the services of an outside proxy solicitation firm.

3.

Revocation of Proxy.  Any Proxy delivered in the accompanying form may be revoked by the person executing the Proxy by written notice to that effect received by the Secretary of the Company at any time before the authority thereby granted is exercised, by execution of a Proxy bearing a later date presented at the meeting, or by attendance of such person at the Annual Meeting.

4.

How Proxies will be Voted.  Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the Proxy.  If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such Proxy will be voted FOR the merger of the Company with and into its wholly–owned Delaware subsidiary; FOR the 10:1 reverse split of the Company’s outstanding common stock; FOR the nominees to the Board of Directors in the election of Directors; and FOR approval of the Company’s Stock Option Plan.

All shares represented by valid Proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.  However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting.

5.

Voting Power.  Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.

6.

Principal Shareholders.  The following table sets forth the identity of the record owners of more than five percent (5%) of the outstanding shares of any class of the Company as of June 30, 2003:

Common

Stock

Percent of

Shareholder

Owned

Outstanding

Dwaine Reese

25,500,000

26.04%

Leo Long

10,000,000

10.2%

Cede & Company

  6,871,028

7.02%

Tom Himsel

  5,750,000

5.87%

Parrish Brian & Co., Inc.

  5,470,000

5.59%

Stan Crow

  5,000,000

5.10%

The Company does not know of any other person who held more than five percent (5%) of the Company's outstanding Common Stock as of June 30, 2003, or as of the date of the preparation of this Proxy Statement.

7.

Required Approvals.  On July 3, 2003 the Board of Directors of the Company unanimously adopted resolutions (1) to merge the Company with and into a wholly-owned Delaware subsidiary and thereby (a) change the domicile of the Company from the State of Washington to the State of Delaware; (b) change the Company’s name to EnerTeck Corporation and; (c) effect a ten for one reverse split of its Common Stock; (2) to elect Dwaine Reese, James Mullen and Parrish B. Ketchmark to the Board of Directors of the Company to serve for a one-year term or until his respective successor is elected and has qualified; (3) to consider and vote upon the approval of the Company’s Stock Option Plan; and (4) that the Directors recommend that the Company’s Shareholders vote to approve each of the above matters to be submitted to the Shareholders for consideration at the Annual Meeting of Shareholders.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock meeting at which a quorum is present.  "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the three nominees receiving the highest total votes.

The proposal to merge the Company with and into its wholly-owned Delaware subsidiary and thereby change the Company’s state of domicile from Washington to Delaware and change the Company’s name to EnerTeck Corporation will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. Abstentions and broker nonvotes will have the effect of a vote against the merger.

The proposal for the reverse split of the Company’s common stock will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. Abstentions and broker nonvotes will have the effect of a vote against the proposal with respect to effecting the reverse split of the Company’s common stock.

The approval of the Company’s Stock Option Plan requires the favorable vote of the holders of a majority of the shares of Common Stock present at the meeting, provided a quorum is present; abstentions would have the effect of negative votes for this matter; broker nonvotes are not counted for purposes of determining the number of shares present, and thus would have no effect on this matter.

8.

Dissenters’ Rights. There are no dissenters’ rights applicable to any matters to be considered at the Annual Meeting.

RECENT MARKET PRICES

Our common stock currently trades on the OTC Bulletin Board under the symbol "GOBM". The following table sets forth the range of high and low bid prices as reported by the NASDAQ supervised Over the Counter Bulletin Board ("OTCBB") for the periods indicated.  These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

2001

High

Low

First Quarter

$0.06

$0.005

Second Quarter

  0.07

  0.05

Third Quarter

  0.07

  0.06

Fourth Quarter

  0.25

  0.10

Fiscal 2002

High

Low

First Quarter

$0.22

$0.21

Second Quarter

  0.53

  0.45

Third Quarter

  0.20

  0.20

Fourth Quarter

  0.18

  0.18

Fiscal 2003

High

Low

First Quarter

$ 0.42

$0.33

Second Quarter

   0.41

  0.31

The closing price of our common stock as reported on the OTC Bulletin Board on June 30, 2003 was $0.37 per share.

As of June 30, 2003, there were approximately 900 holders of record of the Company's Common Stock.

THE FOLLOWING PROPOSALS ARE SUBMITTED TO THE SHAREHOLDERS FOR CONSIDERATION AT THE ANNUAL MEETING OF SHAREHOLDERS:

1.

MERGER WITH SUBSIDIARY

Upon the effective date of the Merger, the Company will be merged with and into its Delaware subsidiary, which will be the surviving company.  The Plan of Merger is set forth as Exhibit I. The merger of the Company with and into its wholly-owned Delaware subsidiary will have the effect of changing the domicile of the Company from the State of Washington to the State of Delaware. The Company will thereafter be governed by the laws of the State of Delaware rather than the laws of the State of Washington.

The name of the Company will be changed to EnerTeck  Corporation.

The Company will be governed by the articles of incorporation of the Delaware corporation, a copy of which is attached as Exhibit II. The following discussion identifies the material differences between our current articles of incorporation and the articles of incorporation of the surviving company and the rationale for the changes.

Capital Structure – Common Stock. The Company is currently authorized to issue 100,000,000 shares of its $0.001 par value Common Stock, of which 97,919,999 shares were issued and outstanding and held of record by approximately 900 Shareholders as of  June 30, 2003.  The surviving company will have 100,000,000 shares of $0.001 par value Common Stock authorized and approximately 9,792,000 shares of Common Stock issued and outstanding.  The change in par value is significant only in that filing fees in some states where the Company may register as a foreign corporation are based on par value. If no par value shares exist, some states impute as much as  $10.00 per share par value.  The $0.001 par value was chosen to minimize filing fees in such circumstances.

Management believes that the increased number of authorized but unissued shares of Common Stock will provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs including obtaining additional financing, possible stock dividends, exercise of stock options, exercise of outstanding common stock  purchase warrants, employee incentive and benefit plans or consummation of acquisitions at times when the Board, in its discretion, deems it advantageous to do so.

All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of Common Stock are entitled to one vote for each share they own at any Shareholders' meeting.  Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders.  There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.  Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized shares of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

Authorized shares of Common Stock in excess of those shares outstanding will be available for general corporate purposes, may be privately placed and could be used to make a change in control of the Company more difficult.  Under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders, but in which unaffiliated shareholders may wish to participate.  In this connection, the Board of Directors could issue authorized shares of Common Stock to a holder or holders which, when voted together with the shares held by members of the Board of Directors and the executive officers and their families, could prevent the majority shareholder vote required by the Company's Articles of Incorporation to effect certain matters.  Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares should dilute the Company's book value per share and the Common Stock ownership of such person.  This may be beneficial to management in a hostile tender offer, thus having an adverse impact on shareholders who may want to participate in such tender offer.

The additional authorized Common Stock would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without the delay and expense incident to obtaining shareholder approval, unless such action is required by applicable law or by the rules of the National Association of Securities Dealers, Inc., or of any stock exchange upon which the Company's shares may then be listed.  It should be noted that subject to the limitations discussed above, all of the types of Board action with respect to the issuance of additional shares of Common Stock that are described in the preceding paragraphs can currently be taken and that the power of the Board of Directors to take such actions would not be enhanced by the merger, although the merger would increase the number of shares of Common Stock that are available for the taking of such action.

Capital Structure – Preferred Stock. We currently have 10,000,000 shares of Preferred Stock authorized. The articles of incorporation of the surviving company authorizes the Company to issue, from time to time as determined by the Board of Directors, up to 10,000,000 shares of Preferred Stock, with no stated value and a par value of $0.001 per share ("Preferred Shares”). This represents no material difference from the present capital structure.

Corporate Law Comparison

The following sets forth an analysis of material differences in corporate law between the states of Washington and Delaware.

PROVISION	DELAWARE LAW	WASHINGTON LAW

GENERAL

1. Courts

Delaware courts are very familiar with corporate law.  There is a special court dedicated substantially to corporate cases and a large body of case law, so outcomes may be predicted with greater reliability.

The Washington courts are less familiar with corporate law. There are fewer corporate law cases, so outcomes are less predictable.

DIRECTOR AND OFFICER LIABILITY

1. Director liability limitations	The certificate of incorporation may eliminate or limit director liability for breach of fiduciary duty as a director.	The articles of incorporation may eliminate or limit liability for conduct as a director.

2. Exceptions to director liability limitations.

No limitations on liability for breaches of the duty of loyalty, acts not in good faith, intentional misconduct, knowing violations of law, improper declarations of dividends or receipt of improper personal benefits.  No retroactive limitations.

No limitations on liability for intentional misconduct, knowing violations of law, actions that result in a personal benefit in money, property or services to which the director was not legally entitled or unlawful distributions.  No retroactive limitations.

3. Indemnification of directors and officers

Statutory indemnification permitted for directors, officers, employees and agents (i) in third-party actions for expenses, judgments, fines and settlements, and (ii) in derivative actions only for expenses of successful defense except indemnification is permitted for expenses of unsuccessful defense if approved by court.  Indemnification must be authorized by a quorum of disinterested directors, independent legal counsel or stockholders after determination that the party acted in "good faith" and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interest. Indemnification is required to the extent that a director or officer is wholly successful on the merits or one or more claims or issues in a proceeding. Thus, an indemnitee may be entitled to partial indemnification even if he or she is found liable for one or more counts of an action, as long as one or more of the other counts is dismissed.  Statutory indemnification is not exclusive; nonstatutory indemnification under the corporation’s bylaws, agreements, Board or stockholder resolutions is permitted.

Statutory indemnification permitted as in Delaware.  Unless limited by the articles of incorporation, indemnification is required if the person is wholly successful on the merits.  Statutory indemnification is not exclusive; further indemnification is permitted pursuant to articles of incorporation or bylaws or resolutions adopted or ratified by shareholders except that no further indemnification is permitted for actions listed as exceptions to director liability limitations.  Any indemnification of a director in a derivative action must be reported to shareholders in writing.

4. Advancement of litigation expenses	Advances permitted if the director or officer undertakes to repay the advance if it is ultimately determined the director or officer is not entitled to indemnification.

Advances permitted if the director or officer undertakes in writing to repay the advance if it is ultimately determined that the director or officer did not meet the appropriate standard of conduct and if the director or officer affirms in writing a “good faith” belief that his or her actions met the appropriate standard of conduct.

SIGNIFICANT TRANSACTIONS

1. Voting requirements for sales of assets, mergers and dissolutions	Holders of a majority of the outstanding stock must approve; supermajority provisions permitted. No vote required for acquisitions involving issuance of less than 20 percent of the outstanding stock.

Holders of 2/3 of the outstanding shares entitled to vote, or 2/3 of each voting group entitled to vote, must approve, unless the articles provide for a greater or lesser (though not less than a majority) vote.  The Board can also require a greater vote. Separate voting by voting groups is required on a plan of merger if it contains a provision that would require such a vote if contained in an amendment to articles.  Separate voting by voting groups is required on a plan of share exchange by each class or series included in the exchange.

2. Takeover statute

This is a moratorium-type statute. The provision applies to a domestic corporation if its stock is listed on a national exchange or quoted on the National Market or it has more than 2,000 stockholders or it elects to be covered in its certificate of incorporation. If a person or group acquires 15% of the outstanding  voting stock of a corporation (excluding the number held by officers, directors and certain employee stock plans) without prior approval of the Board of Directors, or subsequent approval by the Board and authorization by the holders of at least 2/3 of the outstanding stock not held by the interested stockholders, or without acquiring at least 85% of the outstanding voting stock (as defined above) in that same transaction that resulted in the person becoming an interested stockholder, it is prohibited for three years from entering into certain business combinations. These combinations include a merger or consolidation with or a transfer or disposition of assets to, the issuance of stock to or increase in stock ownership of, or the receipt of a disproportionate benefit by the interested stockholder. The prohibitions do not apply if the Board of Directors and the holders of at least 2/3 of the outstanding stock not held by the interested stockholders approve the combination or if the Board approves or does not oppose certain transactions with a white knight. The bill also allows corporations to opt out of coverage by the bill.

Moratorium-type statute. Applies to domestic corporations and to foreign corporations with a substantial presence. Corporations must be publicly traded, but certain private corporations may opt in. If a person or group acquires 10% of the target corporation’s outstanding voting stock without the prior approval of the Board of Directors, the corporation is prohibited for five years from entering into the following “significant business transactions”: engaging in any merger, share exchange or consolidation with, any disposition or encumbrance of assets to, or any issuances or redemption of stock to or from the acquiring person; terminating 5% or more of the target’s employees because of the acquisition of shares; liquidating or dissolving the target; reclassifying the target’s securities; or allowing the acquiring person to receive any disproportionate benefit as a shareholder. The statute does not allow a public corporation to opt out of the statute, but  does allow an “inadvertent” acquiring person to escape the prohibitions of the statute by divesting itself of enough shares to fall below the 10% threshold.

After the five-year period during which significant business transactions are prohibited, such a transaction may occur if certain “fair price” criteria are met or if the transaction is approved by a majority of the disinterested shareholders.

3. “Fair price” provisions	The Delaware takeover statute has no “fair price” component.

Under the “fair price” criteria, holders of common stock are required to receive value per share at least equal to the higher of the following two formulas: (1) the highest price paid by the acquiring person when it owned at least 5% of the outstanding voting shares of the target corporation within either the five years before the “significant business transaction” or the five years before the acquiror became an “acquiring person”, whichever will result in a higher value; and (2) the market value of the common stock on the date the “significant business transaction” is announced, or, if higher, the date of the acquiring person’s “share acquisition time.” In either case, interest compounded annually less certain dividends is added to the set share price. There is a comparable calculation to set the minimum price of preferred and other classes of stock.

A significant business transaction need not comply with the "fair price” provisions if it is approved at  either an annual shareholders meeting or a special meeting of shareholders called to vote on the transaction. The meeting can be called no earlier than five years after the acquiring person’s share acquisition and the transaction must be approved by a majority of disinterested shares within each voting group entitled to vote separately on the transaction.

4. Appraisal rights

Appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation’s certificate of incorporation. Even in the event of those mergers or consolidations, unless the certificate of incorporation otherwise provides, there are no appraisal rights (1) if the shares of the corporation are listed on a national securities exchange or held of record by more than 2,000 stockholders (as long as in the merger the stockholders receive shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange or held of record by more than 2,000 stockholders) or (2) if the corporation is the surviving corporation and no vote of its stockholders is required for the merger.

Full appraisal rights for any merger or consolidation, sale or exchange of substantially all property or assets, including in dissolution for any plan of exchange if shares are those that will be acquired, regardless of exchange listing or the number of shareholders, or for any amendment to the articles of incorporation that materially reduces shares owned to less than a fraction to be acquired for cash.

5. Short-form merger	Requires 90% ownership of the subsidiary; upstream or downstream permitted.	Requires 90% ownership of the subsidiary; only upstream permitted.

6. Amending Certificate or Articles of Incorporation

The certificate of incorporation may be amended at any time by Board resolution. The resolution must be approved by a majority of the outstanding stock entitled to vote unless the certificate provides for a greater vote. It so authorized in the certificate, the Board may authorize, and fix the designations, preferences and rights of, classes or series of stock without stockholder approval, and any certificate of designations so adopted by the Board will become part of the certificate. Voting by class is required if the amendment would increase or decrease the aggregate authorized shares of par value of the class or change the powers, preferences or rights of the class so as to affect them adversely.

The articles of incorporation may be amended at any time. The Board may enact routine amendments (i.e., name change) without shareholder approval. Amendment affecting shareholder rights require approval by 2/3 of the outstanding shares of each voting group entitled to vote. The articles of incorporation may provide for a lesser (though not less than a majority) vote. Public companies require simple majority approval. If so authorized in the articles, the Board may authorize and fix the designations, preferences and rights of, classes or series of stock and file articles of amendment reflecting such changes, without shareholder approval.

7. Transactions with interested directors

The corporation may guarantee obligations of, assist or loan money to any officer or employee of the corporation or a subsidiary if the Board determines it is in the best interest of the corporation. May be with or without interest or security. The corporation’s transaction with a director or with an entity in which one or more of the corporation’s directors or officers is a director or officer or has a financial interest is not voidable despite participation in meetings and approval by the interested director or officer as long as the transaction is approved by a majority of disinterested directors who know of the recipient’s interest, or by stockholders who know of his interest, or the transaction is fair as to the corporation when authorized, approved or ratified.

This defines a safe harbor for transactions between a corporation and any director or affiliate of the director. If the statutory tests are met, a director’s conflicting interest transaction may not be set aside, enjoined or give rise to damages, even if subsequently determined to be unfair to the corporation. A “director’s conflicting interest transaction” is defined as a transaction in which the following have a beneficial financial interest in the transaction that would reasonably be expected to influence the director’s judgment when voting thereon: (i) the director, (ii) the director’s spouse, child, parent, sibling, grandchild or housemate, (iii) a trust, estate, or incompetent person of which the director is a fiduciary, (iv) an entity of which the director is a general partner, director, agent or employee, or that controls or is under common control with such entity, or (v) an individual who is a general partner, principal, or employer of the director. To take advantage of the safe harbor, the director’s conflicting interest transaction must (a) be approved by the affirmative vote of a majority, but not less than two, of those directors who have neither a personal conflicting interest in the transaction nor a familial, financial, professional, or employment relationship with the director who does have a conflicting interest or (b) be approved by the affirmative vote of the holders of a majority of the outstanding voting shares, excluding shares owned or directed by each director with a conflicting interest, or by a person related to such director of (c) be fair to the corporation at the time of commitment.

ELECTIONS; PROCEDURAL MATTERS

1. Preemptive rights	No preemptive rights unless and only to the extent specified in the certificate of incorporation.	Preemptive rights exist unless limited or denied in the articles of incorporation.

2. Classified boards	Classification of the Board of Directors into thirds with three-year terms is allowed regardless of the number of directors.

Classification of the Board of Directors into two or three groups with corresponding two-or three-year terms is allowed regardless of the number of directors, unless there is cumulative voting in which case each group must have at least three members.

3. Cumulative voting	Cumulative voting must be expressly provided for in the certificate of incorporation.	Cumulative voting is automatic unless limited or denied in the articles of incorporation.

4. Removal of directors	If the Board of Directors is classified, the directors may be removed only “for cause,” unless the certificate of incorporation provides otherwise.	Removal “without cause” is assumed unless the articles of incorporation provides otherwise, regardless of whether the Board of Directors is classified.

5. Written consent in lieu of shareholder meeting	Requires same number of consents as number of votes necessary to authorize action at a meeting. Spells out procedures for obtaining stockholder consents.

If  the company is not public and is authorized by general or limited authorization contained in its articles of incorporation, then the same number of consents as the number of votes necessary to authorize action at a meeting is required.  If the company is public or if the articles of incorporation do not authorize, then unanimous consent is necessary.

6. Calling special meeting; notice

Special meetings may be called only by the Board of Directors unless the certificate of incorporation or the bylaws permit others to call such meetings. Written notice must be given to stockholders not less than 10 nor more than 60 days before the date of such meeting.

Either the Board of Directors or the holders of 10% or more of the outstanding stock or such other persons as may be authorized in the articles of incorporation or the bylaws may call a special meeting.  The articles of incorporation of public companies can limit or deny the right of shareholders to call meeting. The articles of incorporation or bylaws of nonpublic companies may increase the percentage ownership required to call a meeting to not more than 25%. Written notice must be given to shareholders no fewer than 10 nor more than 60 days before the meeting date except that notice must be no fewer than 20 days before the date of a meeting to act on amendment of the articles, a plan of merger or share exchange, a sale of substantially all the assets or dissolution of the corporation.

7. Board quorum	The certificate of incorporation may provide for a minimum quorum of 1/3 of the authorized number of Board members.	A majority of the board members constitutes a quorum unless the articles of incorporation or bylaws require a greater or lesser (but not less than 1/3 of the authorized number of directors) number.

8. Stock options to directors and officers	The board of Directors is solely responsible for creating and issuing stock options and setting terms by which option rights may be exercised unless certificate of incorporation provides otherwise.	Unless the articles of incorporation provide otherwise, the Board determines all matters related to the issuance of stock options and warrants.

9. Class voting by nonvoting stock on amendments

A majority of the class is required if amendment to certificate of incorporation would change the number of authorized shares of the class, the par value of such shares or the powers, preference or special rights of the shares of the class so as to affect the class adversely.  When vote by class is required, majority vote is sufficient.  If a merger agreement amends in any respect the certificate of incorporation, a class vote may be required.

The affirmative vote of two-thirds of each voting group of a private company or a majority of each voting group of a pubic company is required if amendment to articles of incorporation would change the number of authorized shares of the class; exchange or reclassify the shares; exchange or create a right of exchange of the shares of another class into the shares; change the rights and preferences of the shares; change the shares into the same or a different number of shares of the same class; create a class of shares with equal or superior rights to the shares; increase the rights, preferences or authorized shares of any class thereafter having equal or superior rights to the shares; limit or deny existing preemptive rights of the shares; or cancel or affect accrued but undeclared dividends on the shares of the class.

10. Dividends and distributions

A corporation may declare and pay dividends (i) out of surplus or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The Board may base a determination that a distribution is permitted either on financial statements prepared in accordance with reasonable accounting principles or on a fair valuation founded upon information the Board believes to be reliable.

A corporation may declare and pay dividends unless (i) the corporation would, as a result, become unable to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus any preferential rights of shares senior to those receiving distributions. The Board may base a determination that a distribution is permitted either on financial statements prepared in accordance with reasonable accounting principles or on a fair valuation or other reasonable method.

Tax Aspects

It is management’s belief that pursuant to the Internal Revenue Code Section 368 (a)(1)(F), this change of domicile from Washington to Delaware will qualify as a tax free exchange as a mere change in identity, form or place of incorporation of one corporation, however effected.

Assuming that the merger of the Company into its wholly-owned Delaware subsidiary qualifies as a reorganization within the meaning of Section 368(a) of the Code:

•

No gain or loss will be recognized by a Shareholder of the Company as a result of the merger with respect to shares of the Company converted solely into shares of the surviving company;

•

The tax basis of the shares of stock of the surviving company received by the Company’s Shareholders will be the same as the tax basis of the Company’s stock exchanged therefor;

•

The holding period of the surviving company stock received by the Company’s Shareholders in the merger will include the period during which the Company’s stock surrendered in exchange therefor were held, provided that such shares of the Company were held as capital assets at the effective date of the merger.

No Opinion of Counsel and Advice to Seek Own Tax Adviser

Neither the Company nor the nominees for Director have sought an opinion of counsel with respect to the tax consequences of the transactions to be considered at the meeting. The Company and the nominees do not believe that the reincorporation in Delaware will have any tax consequences to the Company's Shareholders. Shareholders are advised to consult with their own tax advisers or counsel if they have any questions regarding the tax aspects of the transaction.

Board Recommendation

The proposal to merge the Company with its wholly-owned Delaware subsidiary will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. The Board of Directors recommends a vote FOR the change of the Company’s state of domicile from Washington to Delaware.

2.

REVERSE STOCK SPLIT

Each currently outstanding ten shares of Common Stock will become one share of Common Stock of the Surviving Company. To arrive at the number of shares of post-reverse split shares you will own, take the number of shares you currently own and divide that number by 10. Therefore, a person currently holding one thousand shares of Common Stock will hold one hundred shares of Common Stock after the reverse split. No fractional shares will be issued. Any fractional shares will be rounded up to the next whole share.

If both the merger and the reverse stock split are approved, each ten shares of Common Stock held by our current Shareholders will automatically become one share of the surviving company.  This is the same effect as a 10:1 reverse stock split. No fractional shares will be issued.  Any resulting fractional shares will be rounded up to the nearest whole share. If the reverse stock split is approved but the merger is not approved, the Company will amend its current Articles of Incorporation to effect the reverse Stock Split. In the event that the merger is approved but the reverse stock split is not approved, the Plan of Merger (attached hereto as Exhibit I) will be amended change to the share exchange ratio from 10:1 to 1:1.

3.

ELECTION OF DIRECTORS

At the meeting, three (3) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. There are no standing audit, nominating or compensation committees of the Board of Directors.

The Proxies appointed in the accompanying Proxy intend to vote, unless directed to the contrary therein, in their discretion, for the election to the Board of Directors of the three persons named below, all of whom management believes are willing to serve the Company in such capacity.  However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that substitute nominees are designated, the Proxies in their discretion intend to vote for all or a lesser number of such other nominees.

The nominees for Directors, together with certain information with respect to them, are as follows:

Common Shares Owned

Year First Became

 Beneficially, Directly or

Name

Age

    A Director

Indirectly, as of June 30, 2003

Dwaine Reese

              60

2003

35,500,000 (1)

Parrish B. Ketchmark

37

2003

   20,470,000 (2)

James J. Mullen

67

2003

     1,000,000 (3)

(1)   Includes warrants to acquire 10,000,000 shares at a price of $0.001 per share

(2)   Includes warrants to acquire 15,000,000 at $0.10 per share

(3)   Includes warrants to acquire 1,000,000 shares at a price of $0.12 per share

DWAINE REESE.  He is the Chairman of the Board, our Chief Operating Officer and Treasurer.  From approximately 1975 to 2000, Mr. Reese held various executive, management, sales and marketing positions in the refining and specialty chemical fields with Nalco Chemical Corporation and later Nalco/Exxon Energy Chemicals, LP.  In  2000, he founded EnerTeck  Chemical Corporation, and has been its chief executive and  operating  officer  since that time. Mr. Reese has been and will continue to devote his full-time to our business.

PARRISH B. KETCHMARK.  Mr. Ketchmark has been our President and a Director since May 15, 2003. He has over 14 years experience in the business development and financing of small, emerging businesses. He is the founder, president and chairman of Parrish Brian Partners, Inc., a venture capital business incubation firm, in operation since 2000.  In addition, Mr. Ketchmark is the President of Parrish Brian & Co., Inc., an asset management, and investment and merchant-banking firm founded in 1995.  From 1997 to 1999, Mr. Ketchmark served as the Secretary, Treasurer and a Director of World Cyberlinks Corp.  From 1993 to 1995, Mr. Ketchmark served as the President of Performance Capital Corporation, an investment firm that managed and serviced a portfolio of investments in early stage growth companies.  Prior to 1993, Mr. Ketchmark was employed as a Vice President at American Network Capital Corporation, a financial public relations firm, where he was responsible for investor relations and the financing of emerging companies.  Mr. Ketchmark has attended Bernard Baruch College, Fordham University and has studied finance and investments at Penn State University.  He served in the U.S. Marine Corps from 1984 until his honorable discharge in 1989 attaining the rank of Sergeant. Mr. Ketchmark will devote such time to our business as he believes is necessary for us to be successful.

JAMES J. MULLEN.  Mr. Mullen is our Executive Vice President - General Counsel, Secretary and a Director. He has over 40 years of legal experience primarily in the areas of intellectual property rights  (patents and trademarks), trade regulation, business law, environmental matters, product liability and litigation. Since 1992, Mr. Mullen has been General Patent Counsel –Intellectual Property for Celanese Ltd.  Mr. Mullen will continue this relationship with Celanese, until such time that we will be able to compensate him at a level commensurate with full-time employment. Until such time, Mr. Mullen will devote such time to our business as he believes is necessary for us to be successful.

Compensation of Directors and Officers

The following table sets forth the compensation paid by the Company to its Chief Executive Officer  whose total annual salary and bonus exceeded $100,000 during the past two calendar years. Except as set forth below, no officer or Executive Officer of the Company received compensation in excess of $100,000 during the past two calendar years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long-Term Compensation

                      Annual Compensation

          Awards

     Payouts

(a)

(b)

(c)

(d)

(e)

(f)

(g)

(h)

(i)

Name

Other

Restricted

Securities

and

Annual

Stock

Underlying

LTIP

All Other

Principal

Year

Salary

Bonus

Comp.

Awards(1)

Options/

Payouts

Comp.

Position

 ($)

 ($)

 ($)

 ($)

SARs(#)

($)

($)

Dwaine Reese

2001

$125,000   0

$0

$0

$0

-0-

$0

President and Director

2002

$150,000   0

$0

$420,000(1)

$0

-0-

$0

(1)    During 2002 Mr. Reese was granted 420,000 shares of Common Stock valued at $1.00 per share.

Board Recommendation

The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

4.

APPROVAL OF STOCK OPTION PLAN

At the Annual Meeting, Shareholders will be asked to approve the resolutions ratifying, approving, and confirming the Board of Directors' adoption of the Company's Stock Option Plan.

Discussion

The adoption of the Stock Option Plan is intended to give the Company greater ability to attract, retain, and motivate its officers, key employees, directors and consultants; and is intended to provide the Company with the ability to provide incentives more directly linked to the success of the Company's business and increases in Shareholder value.

The Stock Option Plan is structured so that both Incentive Stock Options qualified under the Internal Revenue Code and non qualified stock options may be issued.  The Plan is administered under the auspices of the Board of Directors.  It is intended, that to the extent possible, the exercise of Stock Options will be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Options are exercisable for a maximum of ten (10) years except for any 10% shareholder in which the options are exercisable for a maximum of five (5) years.  Transferability is prohibited except for limited circumstances regarding the demise of an Optionee.

The  maximum number of shares available for issue upon the exercise of all stock option plans adopted by the Company shall not exceed ten million shares.

The option exercise price for Incentive Stock Options may be no less than the fair market value on the date of grant of the Option, except that the exercise price for any ten percent (10%) shareholder must be 110% of the fair market value on the date of grant.  The option price for the Non-Qualified Stock Options is the lowest allowable price under applicable law.

A copy of the Stock Option Plan is attached hereto as Exhibit III, and incorporated herein by this reference.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on its review of copies of such forms furnished to the Company, the Company believes that during the fiscal year ended December 31, 2002, the following persons were delinquent complying with the 16(a) filing requirements applicable to them: Robert O’Brien had one delinquent report on Form 4.

ADDITIONAL SHAREHOLDER INFORMATION

Shareholder Proposals for 2004 Annual Meeting

The Company will review shareholder proposals intended to be included in the Company’s proxy materials for the 2004 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than April 13, 2004 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year’s meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials).  Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company.  The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

Annual Report

The Company's Annual Report to Shareholders, consisting of the Corporation's Form 10-KSB for the year ended July 31, 2002 is being mailed to all Shareholders with this Proxy Statement.  In addition, a Shareholder of record may obtain a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2001 (the "Form 10-KSB"), without cost, upon written request to the Secretary of the Company.  The Annual Report on Form 10-KSB is not part of the proxy solicitation materials for the Annual Meeting.

Other Business

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.  However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting thereunder.

By Order of the Board of Directors

Dwaine Reese, Chairman

PROXY

Gold Bond Resources, Inc.

10701 Corporate Drive, Suite 150

 Stafford, Texas 77477

The undersigned hereby appoints Dwaine Reese and James P. Mullen, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Gold Bond Resources, Inc. held on record by the undersigned on XXX at the 2003 Annual Meeting of Shareholders to be held on XXX, 2003, or any adjournment thereof.

1.  Change of domicile from Washington to Delaware (merger with wholly-owned Delaware subsidiary).

For  o

Against  o

Abstain  o

2.   Ten to one reverse split of outstanding common stock.

For  o

Against  o

Abstain  o

3.  Election of Directors (check one)

_____  For each nominee listed below prorate

_____  Withhold authority for proxies to vote for any

             nominees checked below

      Dwaine Reese _________

James J. Mullen _______

Parrish Ketchmark _______

4.  Approval of Stock Option Plan.

For  o

Against  o

Abstain  o

5.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Yes  o

No  o

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted for each proposal.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:  __________________________

PLEASE MARK, SIGN, DATE, AND RETURN THIS

 ______________________________________________ PROXY PROMPTLY USING THE ENCLOSED ENVELOPE